UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 2, 2016

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305 Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2015 Incentive Plan Payouts

On March 2, 2016, the Compensation Committee of the Board of Directors of Qumu Corporation (the “Company”) approved, and the Board of Directors of the Company ratified, determinations of the Company’s 2015 performance and cash incentive pay under the Company’s 2015 cash incentive compensation plan adopted by the Compensation Committee on February 18, 2015 (the “2015 Incentive Plan”) to the Company’s executive officers: Vern Hanzlik, President and Chief Executive Officer, and Peter J. Goepfrich, Chief Financial Officer.

As previously reported, the 2015 Incentive Plan requires that the Company first achieve minimum revenue, year-end cash balance, and gross margin as a percentage of sales for 2015 in order for the executive officers to be eligible to earn cash incentive pay under the 2015 Incentive Plan. Because none of these minimum amounts were achieved for 2015, the executive officers are not eligible to earn cash incentive pay under the 2015 Incentive Plan. As was negotiated with Mr. Goepfrich at the time he joined the Company as its Chief Financial Officer and memorialized in the Company’s offer letter to him dated April 27, 2015, Mr. Goepfrich will receive $75,000 as a minimum payout under the 2015 Incentive Plan.

Independent Director Awards at 2016 Annual Meeting

Under the Company’s Second Amended and Restated 2007 Plan (the “2007 Plan”), the Compensation Committee is authorized to determine the equity award to be granted to each non-employee director elected or re-elected to the Board of Directors at each annual meeting of shareholders. On March 2, 2016, the Compensation Committee determined that each non-employee director elected or re-elected at the Company’s 2016 Annual Meeting of Shareholders will receive an award of restricted stock units (RSUs) with the number of RSUs based upon the same formula as was used for the 2015 Annual Meeting of Shareholders. The vesting, deferral and other terms of the RSU awards also will be the same as prior year RSU awards under the 2007 Plan. There were no changes to the cash compensation to non-employees directors.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective March 2, 2016, the Board of Directors of the Company approved amendments to the Company’s Amended and Restated Bylaws, as amended, to allow for virtual shareholder meetings. The foregoing description of the amendments is qualified in its entirety by reference to the complete text of the amendments to the Company’s Amended and Restated Bylaws, as amended, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3.1	Amendments effective March 2, 2016 to Amended and Restated Bylaws, as amended, of Qumu Corporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/ Peter J. Goepfrich
Peter J. Goepfrich Chief Financial Officer

Date:  March 2, 2016

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